Exhibit 16.1

March 27, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 14 of Amendment No. 3 to the Registration Statement on Form 10 dated March 27, 2017 of Avenue Therapeutics, Inc. and are in agreement with the statements contained therein as it regards our firm.  We have no basis to agree or disagree with other statements of the registrant contained in Item 14.

Sincerely,

/s/ EisnerAmper LLP

EisnerAmper LLP